UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 21, 2010, The First Marblehead Corporation (the “Corporation”) and its newly formed wholly-owned subsidiary, FM Systems LLC (“FM Systems”), entered into an Asset Purchase Agreement (the “Agreement”) with KeyBank National Association (“KeyBank”).  Pursuant to the Agreement, KeyBank agreed to sell to FM Systems substantially all of the assets of its Tuition Management Systems division (“TMS”) for $47,250,000 in cash (the “Purchase Price”) plus the assumption of certain liabilities of the Business (as defined below) as specified in the Agreement (the “Assumed Liabilities”).  The Purchase Price may be adjusted based on the value of the net assets of the Business as of the date of the closing of the transaction (the “Closing Date”), as described in the Agreement.  The Agreement also provides that FM Systems may be entitled to a payment of up to approximately $1.25 million from KeyBank based on the operating performance of TMS through June 1, 2011, as described in the Agreement.

TMS is engaged in the business of outsourced tuition planning, billing, counseling and payment technology services (the “Business”).  Following the closing of the transaction, TMS is expected to retain its separate brand identity, management team and operations.

In the Agreement, FM Systems and KeyBank have made customary representations and warranties and have agreed to customary covenants relating to the sale.  Each of FM Systems and KeyBank have agreed to indemnify the other for breaches of representations, warranties and covenants, and for liabilities assumed or retained (as the case may be), subject to certain terms and exceptions described in the Agreement.  Prior to the Closing Date, KeyBank will be subject to certain restrictions relating to the Business. For a period of three years following the Closing Date, neither KeyBank nor any of its affiliates will engage in, or have an ownership interest in, a business that is competitive with the Business, or solicit employees of the Business, subject to certain terms and exceptions described in the Agreement.

The Agreement also provides that the Corporation will guarantee, among other things, (a) the payment in full of the Purchase Price, (b) the Assumed Liabilities and (c) FM Systems’ indemnification obligations under the Agreement.

The Corporation, FM Systems and KeyBank have agreed to enter into related transaction agreements at the closing, including a transition services agreement and cash management master services agreement.

The transaction is expected to close prior to January 1, 2011, subject to customary closing conditions.  There is no financing condition to the obligation of FM Systems to consummate the transaction.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is attached to this current report as Exhibit 99.1, and incorporated by reference herein.

Cautionary Statement

The Agreement has been included as Exhibit 99.1 to provide stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Corporation, FM Systems or KeyBank.  The Agreement contains representations, warranties, covenants and indemnities that the Corporation and FM Systems, on the one hand, and KeyBank, on the other hand, made to and solely for the benefit of each other as of specific dates.  The assertions embodied in those representations, warranties, covenants and the indemnities were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules.  These disclosure schedules modify, qualify or create exceptions to the representations and warranties set forth in the Agreement.  Some of those representations and warranties (a) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (c) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts.  For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.  Stockholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and indemnities or any descriptions thereof as characterizations of the actual state of facts or conditions of the Corporation, FM Systems or KeyBank.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Item 8.01.              Other Events.

On November 22, 2010, the Corporation issued a press release regarding the transaction.  A copy of the press release is attached to this current report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibits

99.1	Asset Purchase Agreement between FM Systems LLC, KeyBank National Association and The First Marblehead Corporation (solely for purposes of Sections 7.1.6 and 7.12), dated November 21, 2010*

99.2	Press release issued by The First Marblehead Corporation on November 22, 2010 entitled “First Marblehead to Acquire Tuition Management Systems (TMS) from KeyBank, N.A.”

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Corporation hereby agrees to furnish supplementally copies of any omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date:	November 22, 2010	By:	/s/ Kenneth Klipper
Kenneth Klipper

Managing Director, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Asset Purchase Agreement between FM Systems LLC, KeyBank National Association and The First Marblehead Corporation (solely for purposes of Sections 7.1.6 and 7.12), dated November 21, 2010*

99.2	Press release issued by The First Marblehead Corporation on November 22, 2010 entitled “First Marblehead to Acquire Tuition Management Systems (TMS) from KeyBank, N.A.”

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Corporation hereby agrees to furnish supplementally copies of any omitted schedules upon request by the Securities and Exchange Commission.